                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       NORTH EUROPEAN OIL ROYALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NORTH EUROPEAN OIL ROYALTY TRUST

                        SUITE 19A, 43 WEST FRONT STREET

                           RED BANK, NEW JERSEY 07701

                               ------------------

                    NOTICE OF ANNUAL MEETING OF UNIT OWNERS

                               FEBRUARY 12, 2003

To the Unit Owners of
      NORTH EUROPEAN OIL ROYALTY TRUST:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust"), pursuant to Article 14 of its Agreement of Trust will be held on Wednesday, February 12, 2003, at 1:30 P.M., in Rooms 3 and 4, Ninth Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

         (1) To elect five persons as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified.

         (2) To transact such other business as may properly come before the meeting.

     The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 31, 2002 will be entitled to notice of and to vote at the annual meeting.

                           BY ORDER OF THE TRUSTEES:

                                          JOHN H. VAN KIRK
                                          Managing Trustee

January 10, 2003

                               ------------------

     IF YOU PLAN TO ATTEND THE MEETING PLEASE NOTE THAT THE UNIVERSITY CLUB HAS A DRESS CODE. GENTLEMEN ARE REQUIRED TO WEAR A JACKET AND TIE AND LADIES ARE REQUIRED TO WEAR BUSINESS ATTIRE. THE UNIVERSITY CLUB DOES NOT MAKE EXCEPTIONS.

     IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                        NORTH EUROPEAN OIL ROYALTY TRUST
                        SUITE 19A, 43 WEST FRONT STREET
                           RED BANK, NEW JERSEY 07701
                                 (732) 741-4008

                               ------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust") to be used at the Annual Meeting of Unit Owners to be held on Wednesday, February 12, 2003 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on December 31, 2002 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust ("units") will be voted for the election of the Trustees. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units which are registered in the name of a nominee (e.g. units held by brokers in "street name") who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 10, 2003.

     The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. Certain persons may be owners of shares of predecessor corporate entities; such shares are entitled to be converted into units but are not considered units entitled to vote at meetings until presented for conversion. There were 8,931,414 units of the Trust outstanding on December 31, 2002. Each unit owner is entitled to one vote for each unit he or she holds or represents. Additional units may be issued prior to the meeting upon presentation of evidence of ownership or certificates of predecessor corporate entities of the Trust. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

     The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all nominees; votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote "against" such election. In the event of a broker non-vote with respect to any issue coming before the annual meeting arising from the absence of authorization by the beneficial owner to vote as to that issue, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units of which a majority is required for adoption.

     The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of mails, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

                        COMPARISON OF FIVE YEAR RETURNS

     The graph set forth below compares, for the last five years, the cumulative return on Trust Units, the securities in a peer group index, and the S&P 500 Composite Index. Because no published peer group index exists, the Trustees have developed a peer group consisting of the following three domestic oil royalty trusts: Mesa Royalty Trust, Sabine Royalty Trust and San Juan Basin Royalty Trust (the "Royalty Peer Group"). The composition of the Royalty Peer Group has been the same since the Trust's proxy statement for its 1993 Annual Meeting of Unit Owners. In determining the cumulative returns on investment, it has been assumed that on October 31, 1997, an equal dollar amount was invested in Trust Units, in the securities of the trusts of the Royalty Peer Group, and in the S&P 500 Composite Index. The comparisons assume in all cases the reinvestment of all dividends or distributions on the respective payment dates. The cumulative returns shown for the Trust and the Royalty Peer Group do not reflect any differences between the tax treatment of Trust distributions, due to permitted cost depletion, and dividends on securities in the S&P 500 Composite Index. As indicated previously, because the Trust's financial results are determined primarily by factors not within the control of its executives, the Trust's financial results are not a significant consideration in determining the compensation of its executives.
[GRAPH]

                                                   NORTH EUROPEAN OIL
                                                      ROYALTY TRUST               S&P 500 INDEX                PEER GROUP
                                                   ------------------             -------------                ----------
Oct-97                                                   100.00                      100.00                      100.00
Oct-98                                                   104.98                      121.99                       82.03
Oct-99                                                   106.66                      153.30                      113.26
Oct-00                                                   128.62                      162.64                      138.51
Oct-01                                                   170.91                      122.14                      182.98
Oct-02                                                   212.89                      103.69                      210.88

                              ELECTION OF TRUSTEES

     The persons named in the accompanying proxy intend to vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

     During the fiscal year ended October 31, 2002, the Trustees met six times. The Trustees have designated a standing Audit Committee of the Trustees of North European Oil Royalty Trust (the "Audit Committee") and a standing Compensation Committee of the Trustees of North European Oil Royalty Trust (the "Compensation Committee"). The Trust does not have a nominating committee. Robert P. Adelman serves as the Chairman of both committees and Samuel M. Eisenstat, Willard B. Taylor and Rosalie J. Wolf serve as members of both committees. During fiscal 2002 the Audit Committee and the Compensation Committee met formally seven times and one time, respectively, and each had several additional informal meetings and communications.

     As more fully discussed on the following pages, the function of the Audit Committee is to review the internal financial management procedures of the Trust, to appoint and remove independent auditors for the Trust, and to consult with the auditors. The function of the Compensation Committee is to determine the separate compensation of the Managing Trustee and to determine the compensation of the Managing Director. All of the Trustees, except for Rosalie
J. Wolf who was absent for one Audit Committee meeting, attended all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) either in person or by teleconferencing during the fiscal year ended October 31, 2002.

     The following table sets forth certain information, including ownership of Trust units as of December 1, 2002, about the nominees for election as Trustees and the Managing Director:

                                                                   TRUSTEE OR       UNITS
                                                                    DIRECTOR     BENEFICIALLY
                                                                       OF          OWNED AS
                                                                   PREDECESSOR        OF        PERCENT
                             PRINCIPAL OCCUPATION OR EMPLOYMENT    OR OFFICER,   DECEMBER 1,       OF
                      AGE            FOR PAST FIVE YEARS              SINCE          2002       UNITS(1)
                      ---   -------------------------------------  -----------   ------------   --------
NOMINEES FOR ELECTION AS TRUSTEES
Robert P. Adelman     72    Director, Trustee of various profit        1987          11,100       0.12%
                               and non-profit companies
Samuel M. Eisenstat   62    Attorney; CEO, Abjac Energy Corp.;         1996           2,000        (2)
                               Director, Sun America Mutual Fund
                               & Annuities
Willard B. Taylor     62    Partner, Sullivan & Cromwell               1974(3)        6,619        (2)
                               attorneys
John H. Van Kirk      78    Managing Trustee                           1954          81,000(4)    0.91%
Rosalie J. Wolf       61    Managing Director, Offit Hall Capital      2001           1,000        (2)
                               Management LLC (and predecessor
                               entity); formerly Chief Investment
                               Officer of The Rockefeller
                               Foundation
MANAGING DIRECTOR
John R. Van Kirk      50    Managing Director(5)                       1990           7,551        (2)
ALL TRUSTEES AND THE MANAGING DIRECTOR, AS A GROUP                                  109,270       1.22%

(1) Percentage computations are based upon units actually issued and outstanding. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in note (4).

(2) Less than 0.1%.

(3) Mr. Taylor also served as a director of North European Oil Company from 1970 to 1972.

(4) Including 15,000 units owned by John H. Van Kirk's wife, in which units he disclaims beneficial interest.

(5) John R. Van Kirk, the Managing Director of the Trust, provides office space and office services to the Trust at cost. During fiscal 2002, the Trust reimbursed him a total of $21,733 for such office space and office services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In accordance with the Securities Exchange Act of 1934 and rules adopted by the Securities and Exchange Commission (the "SEC"), the Trustees, the Managing Director and persons owning more than 10% of the Trust's units (the "Reporting Persons") are required to file reports of ownership of, and changes in ownership of, Trust units with the SEC, the New York Stock Exchange and the Trust.

     Except as set forth in the following paragraph, based solely on a review of such forms furnished to it and written representations from certain Reporting Persons, the Trust believes that during the fiscal year ended October 31, 2002, all filing requirements applicable to the Reporting Persons have been complied with.

     Mr. Adelman failed to file one Form 4 on a timely basis during the fiscal year ending October 31, 2002. There was one transaction not timely reported. This transaction was reported on a subsequently filed Form 5.

                      REPORT OF THE COMPENSATION COMMITTEE

      Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust's Corporate predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. In addition, the Managing Trustee receives additional compensation which is set by the Compensation Committee of the Trustees of North European Oil Royalty Trust. The Committee also fixes the annual compensation of the Managing Director.

      In setting the compensation amounts, the Committee takes into account the amount of time these two executives are expected to devote to the Trust's affairs. The Committee also takes into consideration the allocation of administrative and management responsibilities between the Managing Trustee and the Managing Director. The Managing Trustee is responsible for managerial oversight of the Trust's affairs and the Managing Director handles day-to-day matters of the Trust.

      The Trust's financial results are determined primarily by factors not within the control of its executives or the Trustees, including energy prices in Europe, currency exchange rates, energy supply contracts and the operating companies' production and sales levels. The Committee continues to believe that the time required and the level of skill with which the Managing Trustee and the Managing Director handle the administrative and financial affairs of the Trust, rather than the Trust's financial results, are the significant factors in determining their respective compensation.

                                                 Robert P. Adelman, Chairman
                                                 Samuel M. Eisenstat
                                                 Willard B. Taylor
                                                 Rosalie J. Wolf

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                            MANAGEMENT COMPENSATION

TRUSTEE AND OFFICER COMPENSATION

     Set forth below is a table summarizing the compensation paid to the Managing Trustee and the Managing Director during the indicated fiscal years of the Trust.

                           SUMMARY COMPENSATION TABLE

              NAME AND
        PRINCIPAL POSITIONS             YEAR    COMPENSATION
        -------------------             ----    ------------
John H. Van Kirk                        2002      $72,254
   Managing Trustee (1)                 2001      $73,296
                                        2000      $59,149
John R. Van Kirk                        2002      $94,167
   Managing Director                    2001      $92,500
                                        2000      $90,000

(1) The compensation amounts indicated for John H. Van Kirk include both the amounts paid to him in accordance with the Trust Agreement as a Trustee and the separately fixed compensation paid to him as Managing Trustee.

                            ------------------------

     During fiscal 2002, each Trustee was paid a fee of $38,754 pursuant to a formula contained in the Trust Agreement. In addition, the Trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees. The Trustees do not receive, either directly or indirectly, securities or property, insurance benefits or personal benefits or other similar forms of compensation.

                                AUDIT COMMITTEE

     All of the Trustees, except the Managing Trustee, constitute the Audit Committee of the Trustees of North European Oil Royalty Trust. The Managing Trustee and the Audit Committee members consider all of the Audit Committee members to be "independent" as that term is defined in the rules of the Securities and Exchange Commission and in the applicable listing standards of the New York Stock Exchange. The Audit Committee is chaired by Robert P. Adelman. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee.

     Pursuant to the Audit Committee Charter and the requirements of the Securities and Exchange Commission, the Audit Committee has provided the following report for inclusion in this proxy statement:

                         REPORT OF THE AUDIT COMMITTEE

      The undersigned constitute the members of the Audit Committee of the Trustees of North European Oil Royalty Trust. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust's fiscal year ended October 31, 2002, the Audit Committee reports as follows:

      1. The committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2002 with the Managing Trustee and the Managing Director of the Trust, constituting its ongoing management. The committee along with management, Trust counsel and representatives of Ernst & Young LLP have discussed extensively the requirements of the Sarbanes-Oxley Act of 2002 as well as new directives being issued by the SEC in response and the Trust's compliance therewith. In addition as part of the Trust's compliance, a review of the Trust's internal controls was conducted.

      2. The committee has discussed with representatives of Ernst & Young LLP, independent auditors of the Trust, the matters which are required to be discussed with them under the provisions of SAS 61. The Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

      3. The committee has received the written disclosures and the letter from Ernst & Young LLP, the independent auditors, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Ernst & Young LLP their independence.

      4. Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 for filing with the Securities and Exchange Commission.

                                                 Robert P. Adelman, Chairman
                                                 Samuel M. Eisenstat
                                                 Willard B. Taylor
                                                 Rosalie J. Wolf

                                AUDITOR MATTERS

     A representative of Ernst & Young LLP is expected to attend the annual meeting and to be available to respond to appropriate questions from unit owners. The representative from Ernst & Young LLP will also have the opportunity to make a statement at the meeting if he chooses to do so.

RESIGNATION AND APPOINTMENT OF INDEPENDENT AUDITORS

     As of June 15, 2002 Arthur Andersen LLP ceased to serve as auditor for North European Oil Royalty Trust because of its inability to perform future audit services. The Trust was advised that neither the engagement partner nor the manager of the audit work performed by Arthur Andersen LLP for the Trust remained in the employ of Arthur Andersen LLP.

     Arthur Andersen LLP's report on the financial statements for the Trust's fiscal years 2000 and 2001 contained no adverse opinion or disclaimer of opinion. The report was unqualified except for the fact that the financial statements did not present financial position and results of operations in conformity with generally accepted accounting principles, which require the use of the accrual basis of accounting. The Trust uses the cash basis of accounting, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States ("GAAP").

     In the two full fiscal years and the first two quarters of the current fiscal year prior to the termination of Arthur Andersen LLP's services to the Trust, there were no disagreements between the Trust and Arthur Andersen LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which would have caused Arthur Andersen LLP to make reference to the subject matter of such disagreement in connection with its report. During the same period, there were no "reportable events" as defined in
Item 304 of Regulation S-K.

     Prior to the engagement of Ernst & Young LLP there had been no consultations regarding the application of accounting principles to a specified transaction or type of audit opinion that might be rendered by Ernst & Young LLP. Ernst & Young LLP provided no opinion or advice, either written or oral, that could be concluded to be an important factor considered by the Trust in its decision to engage Ernst & Young LLP as its new auditor.

     Ernst & Young LLP assumed audit responsibilities for the Trust on September 13, 2002 and has conducted a review of the financial statements for the Trust's third fiscal quarter and has performed an audit of the Trust's 2002 fiscal year.

FEES BILLED BY INDEPENDENT AUDITORS

AUDIT FEES

     For the fiscal year ended October 31, 2002, the Trust agreed to pay $30,000 as the aggregate amount for audit services to be performed by Ernst & Young LLP. For its review of the first two quarters of fiscal 2002, the Trust paid Arthur Andersen LLP $12,000.

     At the Trust's direction and as part of its audit monitoring process, Arthur Andersen reviewed the basis for royalty payments and allowable cost deductions for Mobil Erdgas-Erdol GmbH and BEB Erdgas und Erdol GmbH in Germany and has been paid $11,197 by the Trust. In the future similar work in Germany will be handled by the German affiliate of Ernst & Young LLP.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed during the fiscal year ending October 31, 2002 for services rendered by the Trust's independent auditors for financial information systems design and implementation.

ALL OTHER FEES

     No other fees were billed during the fiscal year ending October 31, 2002 for services rendered by the Trust's independent auditors for any other services.

                                 OTHER MATTERS

     The Trustees are not aware of any other matters to be presented for action at the annual meeting. If any other matters are brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

FORM 10-K

     The Trust will have filed with the SEC prior to the Annual Meeting of Unit Owners an Annual Report on Form 10-K. A copy of the report for the period ended October 31, 2002, including the financial statements, will be furnished without charge to any individual who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, New Jersey 07701.

UNIT OWNER PROPOSALS FOR THE 2004 ANNUAL MEETING

     The 2004 Annual Meeting of Unit Owners is tentatively scheduled to be held on February 11, 2004. Any proposals of the unit owners intended to be presented at the 2004 annual meeting must be received by the Trust by October 13, 2003 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Such proposals should be sent to John H. Van Kirk, Managing Trustee, P.O. Box 456, Red Bank, New Jersey 07701. If the date of the 2004 annual meeting is changed by more than 30 days from February 11, 2004, unit owners will be advised of such change and of the new date for submission of proposals.

     Unit owners are urged to sign and return their proxies without delay.

                           BY ORDER OF THE TRUSTEES:

                                             JOHN H. VAN KIRK
                                             Managing Trustee

January 10, 2003

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                        NORTH EUROPEAN OIL ROYALTY TRUST

               ANNUAL MEETING OF UNIT OWNERS -- FEBRUARY 12, 2003

      This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints John H. Van Kirk, Robert P. Adelman and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 12, 2003 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 10, 2003.

      The Trustees recommend a vote "FOR" Proposal 1.

                                                    WITH-             FOR ALL
                                   FOR              HOLD              EXCEPT

1. Election of Trustees            [ ]               [ ]                [ ]

NOMINEES: ROBERT P. ADELMAN, SAMUEL M. EISENSTAT, WILLARD B. TAYLOR, JOHN H. VAN KIRK, ROSALIE J. WOLF.

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below.


--------------------------------------------------------------------------------










                                                 -------------------------------
Please be sure to sign and date                        Date
this Proxy in the box below
--------------------------------------------------------------------------------

-------- Unit Owner sign above ------------ Co-owner (if any) sign above -------

--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. -

                        NORTH EUROPEAN OIL ROYALTY TRUST

--------------------------------------------------------------------------------
This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------